Exhibit I

JOINT FILING STATEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned hereby consent and agree to the joint filing of Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Shares of The New York Times Company together with any or all amendments thereto, when and if required. The parties hereto further consent and agree to file this Joint Filing Statement pursuant to Rule13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

This Joint Filing Statement may be terminated by any of the undersigned upon written notice or such lesser period of notice as the undersigned may mutually agree.

Dated: March 11, 2026

Linonia Partners Fund LP

By:	/s/ Philip Uhde
Philip Uhde, Managing Member of the General Partner of the Fund, Linonia Capital Partners GP LLC

The Linonia Partnership LP

By:	/s/ Philip Uhde
Philip Uhde, Principal and Managing Member of the General Partner

The Linonia Partnership GP LLC

By:	/s/ Philip Uhde
Philip Uhde, Managing Member

Philip Uhde

By:	/s/ Philip Uhde
Individually